AXP Precious Metals Fund, Inc.
Registration Number 2-93745/811-4132



EXHIBIT INDEX

Exhibit (b)    By-Laws

Exhibit (h)    Transfer Agency Agreement

Exhibit (i)    Opinion and Consent of Counsel

Exhibit (j)    Independent Auditors' Consent